REGISTERED                                                 REGISTERED

       Number
     P_________                                                 $_________

                              POTLATCH CORPORATION
                9 5/8% SINKING FUND DEBENTURE DUE APRIL 15, 2016

                                                                SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

Potlatch Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


        9 5/8%                                                      9 5/8%
     SINKING FUND                                                SINKING FUND
      DEBENTURE                                                   DEBENTURE
         DUE                                                         DUE
   APRIL 15, 2016                                              APRIL 15, 2016

 , or registered assigns, the principal sum of                          DOLLARS

                                   REGISTERED
on April 15, 2016 and to pay interest thereon from April 15, 1986 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 1986, at the rate of 9 5/8% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

      TRUSTEE'S CERTIFICATE                                POTLATCH CORPORATION
        OF AUTHENTICATION
  This is one of the Securities of
the series designated pursuant to
and issued under the within-mentioned
Indenture.
     THE BANK OF CALIFORNIA,
      NATIONAL ASSOCIATION             Attest:               By
                       as Trustee
By                                    /s/ Sandra T. Powell  /s/Richard B. Madden
               Authorized Officer                Secretary          Chairman of
                                                                      the Board

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1986 (herein called the "Indenture") between the Company and The Bank of California, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designed on the face hereof, limited in aggregate principal amount to $100,000,000.

      The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (1) on April 15 in any year commencing with the year 1997 and ending with the year 2015 through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and
(2) at any time on or after April 15, 1986, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning April 15 of the years indicated,


                     Redemption                                Redemption
Year                   Price              Year                   Price
- ----                 ----------           ----                 ----------
1986 ................ 109.63%             1996 ................ 104.81%
1987 ................ 109.14              1997 ................ 104.33
1988 ................ 108.66              1998 ................ 103.85
1989 ................ 108.18              1999 ................ 103.37
1990 ................ 107.70              2000 ................ 102.89
1991 ................ 107.22              2001 ................ 102.41
1992 ................ 106.74              2002 ................ 101.93
1993 ................ 106.26              2003 ................ 101.44
1994 ................ 105.78              2004 ................ 100.96
1995 ................ 105.29              2005 ................ 100.48

and on or after April 15, 2006 at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with interest accrued to the Redemption Date, but an interest installment whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

      Notwithstanding the foregoing, the Company may not, prior to April 15, 1996, redeem any Securities of this series as contemplated by Clause (2) of the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than 9 5/8% per annum.

      The sinking fund for this series provides for the redemption on April 15 in each year beginning with the year 1997 and ending with the year 2015 of not less than $5,000,000 ("mandatory sinking fund") and not more than $15,000,000 aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through mandatory sinking fund payments may be credited against subsequent mandatory sinking fund payments otherwise required to be made.

      In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for the like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.


      The following abbreviations, when used in the inscription on the face of the within instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common        UNIF GIFT MIN ACT - ......Custodian.......
                                                          (Cust)         (Minor)
TEN ENT - as tenants by the entireties              under Uniform Gift to Minors
                                                    Act ...............
JT TEN  - as joint tenants with right                    (State)
          of survivorship and not as
          tenants in common
      Addition abbreviations may also be used though not in the above list.

FOR VALUE RECIEVED the undersigned hereby sell(s), assigns(s) and transfer(s) unto

Please insert social security or other
    identifying number of assignee

- --------------------------------------

- --------------------------------------------------------------------------------
(name and address of assignee, including zip code, must be printed or typewritten)

- --------------------------------------------------------------------------------
the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing

- ----------------------------------------------------------------------- attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

     Dated:                                          ---------------------------
     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.
                                                     ---------------------------
     SIGNATURE GUARANTEE: Signature(s) applicable to the assignment must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange.